UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2000

GETTHERE Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-28105	94-3353973
(Commission File Number)	(I.R.S. Employer Identification Number)

4045 Campbell Avenue
Menlo Park, California    94025
(Address of principal executive offices including zip code)

(650) 752-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On August 11, 2000, GetThere Inc. (the "Company") consummated the acquisition of all of the assets of Plansite Corporation d/b/a/ AllMeetings.com (the "Seller") by means of a merger of the Seller with and into a subsidiary of the Company, for a purchase price of approximately $9,390,168 in cash and 1,512,240 shares of common stock of the Company. The Company obtained the cash portion of the purchase price from working capital. Prior to the acquisition, the Seller was engaged in the business of meeting planning on the AllMeetings.com website and through corporate intranets of Fortune 1000 corporations. The Company intends to continue the business run by the Seller's existing management and employees, and plans to combine the meeting planning solution with the Company's business solutions over the next year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) See attached Exhibit Index.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTHERE INC.

By:	/s/ Kenneth R. Pelowski

Kenneth R. Pelowski
Chief Operating Officer and Chief Financial Officer

Dated: August 24, 2000

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Agreement and Plan of Merger, dated as of July 14, 2000, as amended by Amendment No. 1 thereto, dated as of July 27, 2000.*

* The Parent Disclosure Schedule and the Company Disclosure Schedule to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.